UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2007

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 880-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, on May 29, 2007, Republic Property Limited Partnership ("RPLP", Republic Property Trust’s operating partnership) (i) re-tendered a lease ("Lease") to 25 Massachusetts Avenue Property LLC (the "Owner") for certain space at Republic Square I (the "Property") and (ii) exercised its exclusive option to purchase the fee interest in the Property pursuant to the Option Agreement among the Owner, 660 North Capitol Street Property LLC and RPLP dated as of November 28, 2005 (the "Option Agreement"). On May 30, 2007, the Owner rejected the Lease and claimed that "there has been no effective exercise of the Option." As previously disclosed, two of our founders and Trustees, Richard L. Kramer and Steven A. Grigg, currently control the Owner.

In response to the Owner’s rejection, on June 15, 2007, RPLP filed a lawsuit against the Owner in the Court of Chancery in the State of Delaware. This lawsuit asserts, among other things, that (i) by refusing to accept RPLP’s option exercise the Owner has breached the Option Agreement and (ii) by deciding not to refinance a construction loan on the Property and rejecting the Lease, the Owner has breached the covenant of good faith and fair dealing implied in every contract governed by the laws of the District of Columbia. RPLP seeks, among other remedies, to obtain (I) an injunction against the Owner’s sale of the Property to any party other than RPLP, (II) a declaration that the Lease and option exercise are effective and (III) an order that the Owner specifically perform its obligation to sell the Property to RPLP pursuant to the Option Agreement. Also on June 15, 2007, RPLP filed a Notice of Pendency of Action (Lis Pendens) in the Office of the Recorder of Deeds in the District of Columbia, in order to record RPLP’s interest in the Property as reflected in the Delaware Chancery Court action.

The outcome of this lawsuit is uncertain. The Trust cannot provide any assurance that the purchase and sale of the Property pursuant to the Option Agreement will occur.

Private Securities Litigation Reform Act of 1995. Various statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Republic Property Trust (the “Company”) to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; our ability to pay our estimated distribution at its current rate; the impact of potential management changes; the Company’s ability to acquire its option properties; the outcome of any material litigation; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

June 20, 2007	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer and General Counsel